Exhibit 4.4












                 CRESTAR FINANCIAL CORPORATION

                   1993 STOCK INCENTIVE PLAN






















                    As Amended and Restated
                  Effective February 28, 1997
    ARTICLE I          DEFINITIONS

                       1.01.                 Acquiring Person    1
                       1.02.                    Administrator    1
                       1.03.                        Agreement    1
                       1.04.                        Associate    1
                       1.05.                            Board    1
                       1.06.                Change in Control    2
                       1.07.                             Code    2
                       1.08.                        Committee    2
                       1.09.                     Common Stock    2
                       1.10.                          Company    2
                       1.11.              Continuing Director    2
                       1.12.                Control Affiliate    3
                       1.13.              Control Change Date    3
                       1.14.                Corresponding SAR    3
                       1.15.                       Disability    3
                       1.16.                 Efficiency Ratio    3
                       1.17.                     Exchange Act    3
                       1.18.                Fair Market Value    3
                       1.19.                  Incentive Award    4
                       1.20.                    Initial Value    4
                       1.21.                            NIACC    4
                       1.22.                           Option    4
                       1.23.                      Participant    4
                       1.24.               Performance Shares    4
                       1.25.                           Person    5
                       1.26.                             Plan    5
                       1.27.                   Related Entity    5
                       1.28.                       Retirement    5
                       1.29.                              SAR    6
                       1.30.                      Stock Award    6
                       1.31.         Total Shareholder Return    6

    ARTICLE II         PURPOSES                             6

    ARTICLE III        ADMINISTRATION                       7

    ARTICLE IV         ELIGIBILITY                          9

    ARTICLE V          STOCK SUBJECT TO PLAN

                       5.01.                    Shares Issued    9
                       5.02.                  Aggregate Limit    9
                       5.03.           Reallocation of Shares   10

    ARTICLE VI         OPTIONS

                       6.01.                            Award   11
                       6.02.                     Option Price   11
                       6.03.            Maximum Option Period   11
                       6.04.               Nontransferability   11
                       6.05.             Transferable Options   12
                       6.06.                  Employee Status   12
                       6.07.                         Exercise   13
                       6.08.                          Payment   13
                       6.09.               Change in Control.   14
                       6.10.              Shareholder Rights.   14
                       6.11.             Disposition of Stock   14

    ARTICLE VII        SARS

                       7.01.                            Award   15
                       7.02.              Maximum SAR Period.   15
                       7.03.              Nontransferability.   15
                       7.04.                Transferable SARs   16
                       7.05.                         Exercise   16
                       7.06.               Change in Control.   17
                       7.07.                 Employee Status.   17
                       7.08.                      Settlement.   17
                       7.09.              Shareholder Rights.   17

    ARTICLE VIII       STOCK AWARDS

                       8.01.                           Award.   18
                       8.02.                         Vesting.   18
                       8.03.          Performance Objectives.   18
                       8.04.                 Employee Status.   19
                       8.05.               Change in Control.   19
                       8.06.              Shareholder Rights.   19

    ARTICLE IX         PERFORMANCE SHARE AWARDS

                       9.01.                            Award   20
                       9.02.                Earning the Award   20
                       9.03.                          Payment   21
                       9.04.               Shareholder Rights   21
                       9.05.               Nontransferability   21
                       9.06.  Transferable Performance Shares   22
                       9.07.                  Employee Status   22
                       9.08.                Change In Control   22

    ARTICLE X          INCENTIVE AWARDS

                       10.01.                          Award.   23
                       10.02.           Terms and Conditions.   23
                       10.03.              Nontransferability   24
                       10.04.                 Employee Status   24
                       10.05.               Change in Control   25
                       10.06.              Shareholder Rights   25

    ARTICLE XI         ADJUSTMENT UPON CHANGE IN COMMON STOCK
                       26

    ARTICLE XII        COMPLIANCE WITH LAW AND
                                APPROVAL OF REGULATORY BODIES   27

    ARTICLE XIII       GENERAL PROVISIONS

                       13.01.Effect on Employment and Service.  28
                       13.02.                  Unfunded Plan.   28
                       13.03.          Rules of Construction.   29
                       13.04.                 Tax Withholding   29
                       13.05.          Limitation on Benefits   29

    ARTICLE XIV        AMENDMENT                           32

    ARTICLE XV         DURATION OF PLAN                    32

    ARTICLE XVII       EFFECTIVE DATE OF PLAN              33
              CRESTAR FINANCIAL CORPORATION
                1993 STOCK INCENTIVE PLAN


                        ARTICLE I

                       DEFINITIONS


1.01.    Acquiring  Person  means  that  (a)  a   Person,

considered  alone or together with all Control Affiliates

and  Associates  of  that  Person,  becomes  directly  or

indirectly    the   beneficial   owner   of    securities

representing  at  least thirty percent of  the  Company's

then outstanding securities entitled to vote generally in

the election of the Board, or (b) a person enters into an

agreement that would result in that Person satisfying the

conditions  in subsection (a) or that would result  in  a

Related Entity's failure to be a Related Entity.

1.02.  Administrator means the Committee and any delegate

of  the  Committee  that is appointed in accordance  with

Article III.

1.03.  Agreement means a written agreement (including any

amendment or supplement thereto) between the Company  and

a  Participant specifying the terms and conditions of  an

award of Performance Shares or a Stock Award, Option, SAR

or Incentive Award granted to such Participant.

1.04.   Associate, with respect to any Person, is defined

in  Rule 12b-2 of the General Rules and Regulations under

the  Exchange Act, as amended as of January 1, 1990.   An

Associate  does  not include the Company or  a  majority-

owned subsidiary of the Company.

1.05.  Board means the Board of Directors of the Company.

1.06.   Change  in  Control means that  (a)  the  Company

enters into any agreement with a Person that involves the

transfer of ownership of the Company or of at least fifty

percent  of  the Company's total assets on a consolidated

basis,   as   reported  in  the  Company's   consolidated

financial  statements  filed  with  the  Securities   and

Exchange  Commission  (including  an  agreement  for  the

acquisition  of the Company by merger, consolidation,  or

statutory  share  exchange - regardless  of  whether  the

Company  is  intended  to be the surviving  or  resulting

entity  after  the  merger, consolidation,  or  statutory

share exchange - or for the sale of substantially all  of

the  Company's assets to that Person), (b) any Person  is

or  becomes an Acquiring Person, or (c) during any period

of   two   consecutive  calendar  years,  the  Continuing

Directors  cease for any reason to constitute a  majority

of the Board.

1.07.  Code means the Internal Revenue Code of 1986,  and

any amendments thereto.

1.08.    Committee   means  the   Human   Resources   and

Compensation Committee of the Board.

1.09.   Common  Stock  means  the  common  stock  of  the

Company.

1.10.  Company means Crestar Financial Corporation.

1.11.  Continuing Director means any member of the Board,

while  a member of the Board and (i) who was a member  of

the Board prior to the adoption of the Plan or (ii) whose

subsequent  nomination for election or  election  to  the

Board  was recommended or approved by a majority  of  the

Continuing Directors.

1.12.   Control  Affiliate with respect  to  any  Person,

means  an  affiliate  as defined in  Rule  12b-2  of  the

General Rules and Regulations under the Exchange Act,  as

amended as of January 1, 1990.

1.13.   Control  Change Date means the date  on  which  a

Change  in Control occurs.  If a Change in Control occurs

on  account  of  a  series of transactions,  the  Control

Change Date is the date of the last of such transactions.

1.14.  Corresponding SAR means an SAR that is granted  in

relation to a particular Option and that can be exercised

only  upon the surrender to the Company, unexercised,  of

that portion of the Option to which the SAR relates.

1.15.   Disability means that a Participant has satisfied

the   requirements  for  a  benefit  under  the   Crestar

Financial Corporation Long Term Disability Benefits Plan.

1.16.   Efficiency Ratio means the percentage  determined

by  dividing  (i)  noninterest expense less  nonrecurring

expense  by  (ii)  the  sum of net interest  income  plus

noninterest  income,  all as reported  on  the  Company's

financial statements.

1.17.  Exchange Act means the Securities Exchange Act  of

1934,  as  amended and as in effect on the date  of  this

Agreement.

1.18.   Fair Market Value means, on any given  date,  the

average  of the high and low prices of a share of  Common

Stock as reported on the New York Stock Exchange on  such

date,  or if the Common Stock was not traded on  the  New

York  Stock  Exchange  on such  day,  then  on  the  next

preceding  day that the Common Stock was traded  on  such

exchange,  all  as  reported  by  such  source   as   the

Administrator may select.

1.19.   Incentive  Award means an award under  Article  X

which,  subject to such terms and conditions  as  may  be

prescribed by the Administrator, entitles the Participant

to  receive a cash payment from the Company or a  Related

Entity.

1.20.    Initial   Value  means,  with   respect   to   a

Corresponding  SAR, the option price  per  share  of  the

related  Option  and,  with respect  to  an  SAR  granted

independently of an Option, the price per share of Common

Stock  as determined by the Administrator on the date  of

the grant; provided, however, that the price per share of

Common Stock encompassed by the grant of an SAR shall not

be less than the Fair Market Value on the date of grant.

1.21.  NIACC means net income after a capital charge.

1.22.   Option  means a stock option  that  entitles  the

holder  to  purchase from the Company a stated number  of

shares  of  Common Stock at the price  set  forth  in  an

Agreement.

1.23.  Participant means an employee of the Company or  a

Related Entity, including an employee who is a member  of

the  Board, who satisfies the requirements of Article  IV

and  is selected by the Administrator to receive an award

of  Performance Shares, a Stock Award, an Option, an SAR,

an Incentive Award or a combination thereof.

1.24.   Performance Shares means an award, in the  amount

determined  by  the  Administrator and  specified  in  an

Agreement, stated with reference to a specified number of

shares  of  Common  Stock, that entitles  the  holder  to

receive a payment for each specified share equal  to  the

Fair Market Value of Common Stock on the date of payment.

In  the  discretion of the Administrator,  a  Performance

Share   award  may  include  the  right  to  receive   an

additional  payment  for the accumulated  dividends  that

would  have been paid on each specified share as if  such

dividends  had  been  invested in  Common  Stock  on  the

dividend payment date, from the date of grant to the date

of payment.

1.25.   Person  means any human being, firm, corporation,

partnership,  or other entity.  Person also includes  any

human  being,  firm, corporation, partnership,  or  other

entity  as  defined in sections 13(d)(3) and 14(d)(2)  of

the  Exchange Act, as amended as of January 1, 1990.  For

purposes  of this Plan, the term Person does not  include

the  Company  or any Related Entity, and the term  Person

does not include any employee-benefit plan maintained  by

the  Company or by any Related Entity, and any person  or

entity  organized,  appointed,  or  established  by   the

Company or by any subsidiary for or pursuant to the terms

of  any  such  employee-benefit plan,  unless  the  Board

determines  that such an employee-benefit  plan  or  such

person or entity is a Person.

1.26.  Plan means the Crestar Financial Corporation  1993

Stock Incentive Plan.

1.27.   Related Entity means any entity that directly  or

indirectly, through one or more intermediaries, controls,

or is controlled by, or is under common control with, the

Company.

1.28.   Retirement means a Participant's separation  from

service   on  or  after  his  early,  normal  or  delayed

retirement  date under the Retirement Plan for  Employees

of   Crestar   Financial   Corporation   and   Affiliated

Corporations.

1.29.  SAR means a stock appreciation right that entitles

the  holder  to  receive, with respect to each  share  of

Common Stock encompassed by the exercise of such SAR, the

lesser  of  (a)  the excess, if any, of the  Fair  Market

Value at the time of exercise over the Initial Value,  or

(b) the Initial Value.  References to "SARs" include both

Corresponding  SARs  and  SARs granted  independently  of

Options, unless the context requires otherwise.

1.30.   Stock  Award  means Common  Stock  awarded  to  a

Participant under Article VIII.

1.31.   Total Shareholder Return means, with  respect  to

any period, the sum of (i) the excess, if any of the Fair

Market Value on the first day of the period over the Fair

Market  Value on the last day of the period and (ii)  the

value  of  any  dividends on Common  Stock  payable  with

respect to such period.



                       ARTICLE II

                        PURPOSES



        The  Plan  is intended to assist the Company  and

Related  Entities in recruiting and retaining individuals

with  ability and initiative by enabling such persons  to

participate in the future success of the Company and  the

Related  Entities and to associate their  interests  with

those  of the Company and its shareholders.  The Plan  is

intended  to permit the grant of both Options  qualifying

under Section 422 of the Code ("incentive stock options")

and  Options  not so qualifying, and the grant  of  SARs,

Stock  Awards,  Performance Shares and Incentive  Awards.

No  Option  that  is  intended to be an  incentive  stock

option  shall  be invalid for failure to  qualify  as  an

incentive  stock  option.  The proceeds received  by  the

Company  from the sale of Common Stock pursuant  to  this

Plan shall be used for general corporate purposes.


                      ARTICLE III

                     ADMINISTRATION


         The   Plan   shall   be  administered   by   the

Administrator.  The Administrator shall have authority to

grant Stock Awards, Performance Shares, Incentive Awards,

Options  and SARs upon such terms (not inconsistent  with

the  provisions  of this Plan), as the Administrator  may

consider  appropriate.  Such terms may include conditions

(in  addition  to those contained in this Plan),  on  the

exercisability of all or any part of an Option or SAR  or

on  the  transferability  or forfeitability  of  a  Stock

Award,  an  award of Performance Shares or  an  Incentive

Award, including by way of example and not of limitation,

conditions  on  which Participants may defer  receipt  of

benefits   under   the   Plan,  requirements   that   the

Participant  complete  a specified period  of  employment

with  the Company or a Related Entity, requirements  that

the  Company  achieve  a  specified  level  of  financial

performance or that the Company achieve a specified level

of    financial   return.    Notwithstanding   any   such

conditions,  the  Administrator may, in  its  discretion,

accelerate  the time at which any Option or  SAR  may  be

exercised, or the time at which a Stock Award may  become

transferable or nonforfeitable or the time  at  which  an

Incentive Award or an award of Performance Shares may  be

settled.   In  addition,  the  Administrator  shall  have

complete  authority to interpret all provisions  of  this

Plan;  to  prescribe  the form of Agreements;  to  adopt,

amend,  and  rescind rules and regulations pertaining  to

the  administration of the Plan; and to  make  all  other

determinations   necessary   or   advisable    for    the

administration of this Plan.  The express  grant  in  the

Plan of any specific power to the Administrator shall not

be  construed as limiting any power or authority  of  the

Administrator.   Any decision made, or action  taken,  by

the    Administrator   or   in   connection   with    the

administration   of  this  Plan  shall   be   final   and

conclusive.  Neither the Administrator nor any member  of

the  Committee shall be liable for any act done  in  good

faith with respect to this Plan or any Agreement, Option,

SAR,   Stock  Award  or  Incentive  Award  or  award   of

Performance  Shares.  All expenses of administering  this

Plan shall be borne by the Company, a Related Entity or a

combination thereof.

        The Committee, in its discretion, may delegate to

one  or  more  officers of the Company or  the  Executive

Committee  of  the Board, all or part of the  Committee's

authority and duties with respect to grants and awards to

individuals  who  are not subject to  the  reporting  and

other provisions of Section 16 of the Exchange Act.   The

Committee  may revoke or amend the terms of a  delegation

at  any  time  but such action shall not  invalidate  any

prior  actions of the Committee's delegate  or  delegates

that were consistent with the terms of the Plan.


                       ARTICLE IV

                      ELIGIBILITY


        Any  employee of the Company or a Related  Entity

(including  a  corporation that becomes a Related  Entity

after  the  adoption  of  this  Plan),  is  eligible   to

participate  in  this Plan if the Administrator,  in  its

sole   discretion,  determines  that  such   person   has

contributed   significantly  or  can   be   expected   to

contribute significantly to the profits or growth of  the

Company  or  a Related Entity.  Directors of the  Company

who  are employees of the Company or a Related Entity may

be selected to participate in this Plan.


                       ARTICLE V

                 STOCK SUBJECT TO PLAN


5.01.  Shares Issued.  Upon the award of shares of Common

Stock  pursuant to a Stock Award or in settlement  of  an

award of Performance Shares, the Company may issue shares

of  Common Stock from its authorized but unissued  Common

Stock.   Upon  the  exercise of any  Option  or  SAR  the

Company   may   deliver  to  the  Participant   (or   the

Participant's  broker  if  the Participant  so  directs),

shares  of Common Stock from its authorized but  unissued

Common Stock.

5.02.  Aggregate Limit.  The maximum aggregate number  of

shares  of  Common  Stock that may be issued  under  this

Plan,  pursuant to the exercise of SARs and  Options  and

the   grant  of  Stock  Awards  and  the  settlement   of

Performance  Shares  awarded on and  after  February  28,

1997,  is 4,000,000 shares.  The maximum aggregate number

of  shares  that may be issued under this Plan  as  Stock

Awards and in settlement of Performance Shares awarded on

and  after  February 28, 1997, is 1,200,000 shares.   The

maximum  aggregate number of shares that  may  be  issued

under this Plan and the maximum number of shares that may

be   issued   as  Stock  Awards  and  in  settlement   of

Performance  Shares  shall be subject  to  adjustment  as

provided in Article XI.

5.03.    Reallocation  of  Shares.   If  an   Option   is

terminated,  in  whole or in part, for any  reason  other

than its exercise or the exercise of a Corresponding  SAR

that  is settled with Common Stock, the number of  shares

of  Common  Stock  allocated to  the  Option  or  portion

thereof  may  be  reallocated  to  other  Options,  SARs,

Performance  Shares and Stock Awards to be granted  under

this Plan.  If an SAR is terminated, in whole or in part,

for  any  reason other than its exercise that is  settled

with  Common  Stock or the exercise of a related  Option,

the number of shares of Common Stock allocated to the SAR

or  portion thereof may be reallocated to other  Options,

SARs,  Performance Shares and Stock Awards to be  granted

under  this Plan.  If an award of Performance  Shares  is

terminated,  in  whole or in part, for any  reason  other

than  its  settlement with Common Stock,  the  number  of

shares  of  Common  Stock allocated  to  the  Performance

Shares  or  portion thereof may be reallocated  to  other

options, SARs, Performance Shares and Stock Awards to  be

granted  under this Plan.  If a Stock Award is forfeited,

in whole or in part, for any reason, the number of shares

of  Common Stock allocated to the Stock Award or  portion

thereof  may  be  reallocated  to  other  Options,  SARs,

Performance  Shares and Stock Awards to be granted  under

this Plan.


                       ARTICLE VI

                        OPTIONS


6.01.   Award.   In  accordance with  the  provisions  of

Article   IV,  the  Administrator  will  designate   each

individual  to whom an Option is to be granted  and  will

specify  the number of shares of Common Stock covered  by

each  such  award; provided, however, that no  individual

may be granted Options in any calendar year covering more

than 100,000 shares of Common Stock.

6.02.   Option  Price.  The price per  share  for  Common

Stock  purchased  on the exercise of an Option  shall  be

determined by the Administrator on the date of grant, but

shall not be less than the Fair Market Value on the  date

the  Option  is granted.  6.03.   Maximum Option  Period.

The  maximum  period in which an Option may be  exercised

shall be ten years from the date such Option was granted.

The   terms  of  any  Option  may  provide  that  it   is

exercisable for a period less than such maximum period.

6.04.  Nontransferability.  Except as provided in Section

6.05,  each  Option  granted under  this  Plan  shall  be

nontransferable except by will or by the laws of  descent

and  distribution.  In the event of any  transfer  of  an

Option (by the Participant or his transferee), the Option

and  any  Corresponding SAR that relates to  such  Option

must  be  transferred to the same person  or  persons  or

entity or entities.  Except as provided in Section  6.05,

during the lifetime of the Participant to whom the Option

is  granted,  the  Option may be exercised  only  by  the

Participant.   No right or interest of a  Participant  in

any  Option shall be liable for, or subject to, any lien,

obligation, or liability of such Participant.

6.05.    Transferable  Options.   Section  6.04  to   the

contrary  notwithstanding, if the Agreement provides,  an

Option  that  is  not an incentive stock  option  may  be

transferred   by  a  Participant  to  the   Participant's

children,  grandchildren, spouse, one or more trusts  for

the  benefit  of such family members or a partnership  in

which such family members are the only partners, on  such

terms and conditions as may be permitted under Securities

Exchange Commission Rule 16b-3 as in effect from time  to

time.   The  holder of an Option transferred pursuant  to

this  section  shall  be  bound by  the  same  terms  and

conditions  that  governed the Option during  the  period

that  it  was held by the Participant; provided, however,

that  such transferee may not transfer the Option  except

by  will or the laws of descent and distribution.  In the

event of any transfer of an Option (by the Participant or

his  transferee),  the Option and any  Corresponding  SAR

that  relates to such Option must be transferred  to  the

same person or persons or entity or entities.

6.06.  Employee Status.  For purposes of determining  the

applicability  of  Section 422 of the Code  (relating  to

incentive stock options), or in the event that the  terms

of  any  Option  provide that it may  be  exercised  only

during  employment or within a specified period  of  time

after  termination  of employment, the Administrator  may

decide  to what extent leaves of absence for governmental

or  military  service, illness, temporary disability,  or

other  reasons  shall  not  be  deemed  interruptions  of

continuous employment.

6.07.   Exercise. Subject to the provisions of this  Plan

and  the applicable Agreement, an Option may be exercised

in whole at any time or in part from time to time at such

times  and  in compliance with such requirements  as  the

Administrator  shall determine; provided,  however,  that

incentive stock options (granted under the Plan  and  all

plans of the Company and its Related Entities) may not be

first  exercisable in a calendar year for stock having  a

Fair  Market  (determined as of the  date  an  Option  is

granted)  exceeding the limit prescribed by Code  section

422(d).   An  Option  granted  under  this  Plan  may  be

exercised with respect to any number of whole shares less

than  the  full  number for which  the  Option  could  be

exercised.   A  partial exercise of an Option  shall  not

affect the right to exercise the Option from time to time

in accordance with this Plan and the applicable Agreement

with  respect  to  the remaining shares  subject  to  the

Option.   The exercise of an Option shall result  in  the

termination of any Corresponding SAR to the extent of the

number  of  shares with respect to which  the  Option  is

exercised.

6.08.    Payment.  Unless  otherwise  provided   by   the

Agreement, payment of the Option price shall be  made  in

cash   or   a   cash   equivalent   acceptable   to   the

Administrator.   Subject  to  rules  established  by  the

Administrator, payment of all or part of the Option price

may  be made with shares of Common Stock which have  been

owned  by  the  Participant for at least six  months  and

which have not been used for another exercise during  the

prior six months.  If Common Stock is used to pay all  or

part  of  the Option price, the sum of the cash and  cash

equivalent  and the Fair Market Value (determined  as  of

the  day  preceding the date of exercise) of such  shares

must not be less than the Option price of the shares  for

which the Option is being exercised.

6.09.   Change in Control.  Section 6.07 to the  contrary

notwithstanding, each outstanding Option shall  be  fully

exercisable (in whole or in part at the discretion of the

holder) on and after a Control Change Date and during the

period  (i)  beginning on the first day  after  a  tender

offer or exchange offer for shares of Common Stock (other

than  an offer made by the Company); provided that shares

are  acquired pursuant to such offer and (ii)  ending  on

the thirtieth day following the expiration of such offer.

6.10.  Shareholder Rights.  No Participant shall have any

rights as a shareholder with respect to shares subject to

his Option until the date of exercise of such Option.

6.11.   Disposition of Stock.  A Participant shall notify

the  Company of any sale or other disposition  of  Common

Stock  acquired  pursuant  to  an  Option  that  was   an

incentive stock option if such sale or disposition occurs

(i)  within  two  years  of the grant  of  an  Option  or

(ii)  within one year of the issuance of the Common Stock

to  the Participant.  Such notice shall be in writing and

directed to the Secretary of the Company.

                      ARTICLE VII

                          SARS


7.01.   Award.   In  accordance with  the  provisions  of

Article   IV,  the  Administrator  will  designate   each

individual  to  whom  SARs are to  be  granted  and  will

specify the number of shares covered by each such  award;

provided, however, that no individual may be granted SARs

in  any  calendar year covering more than 100,000 shares.

For  purposes  of the preceding sentence, an  Option  and

Corresponding SAR shall be treated as a single award.  In

addition,  no  Participant may be  granted  Corresponding

SARs  (under  all  incentive stock option  plans  of  the

Company and its Affiliates) that are related to incentive

stock options which are first exercisable in any calendar

year  for  stock  having an aggregate Fair  Market  Value

(determined as of the date the related Option is granted)

that exceeds the limit prescribed by Code section 422(d).

7.02.   Maximum SAR Period.  The maximum period in  which

an  SAR may be exercised shall be ten years from the date

such  SAR was granted.  The terms of any SAR may  provide

that it has a term that is less than such maximum period.

7.03.  Nontransferability.  Except as provided in Section

7.04,   each  SAR  granted  under  this  Plan  shall   be

nontransferable except by will or by the laws of  descent

and  distribution.  In the event of any such transfer,  a

Corresponding  SAR  and  the  related  Option   must   be

transferred  to the same person or persons or  entity  or

entities.  Except as provided in Section 7.04, during the

lifetime  of the Participant to whom the SAR is  granted,

the  SAR  may  be exercised only by the Participant.   No

right  or  interest of a Participant in any SAR shall  be

liable  for,  or  subject to, any  lien,  obligation,  or

liability of such Participant.

7.04.   Transferable SARs.  Section 7.03 to the  contrary

notwithstanding, if the Agreement provides, an SAR, other

than  a Corresponding SAR that is related to an incentive

stock option, may be transferred by a Participant to  the

Participant's  children, grandchildren,  spouse,  one  or

more  trusts for the benefit of such family members or  a

partnership  in which such family members  are  the  only

partners,  on  such  terms  and  conditions  as  may   be

permitted under Securities Exchange Commission Rule 16b-3

as  in  effect from time to time.  The holder of  an  SAR

transferred  pursuant to this section shall be  bound  by

the  same  terms  and conditions that  governed  the  SAR

during  the  period that it was held by the  Participant;

provided, however, that such transferee may not  transfer

the  SAR  except  by  will or the  laws  of  descent  and

distribution.   In  the  event  of  any  transfer  of   a

Corresponding SAR (by the Participant or his transferee),

the  Corresponding  SAR and the related  Option  must  be

transferred  to the same person or person  or  entity  or

entities.

7.05.  Exercise.  Subject to the provisions of this  Plan

and the applicable Agreement, an SAR may be exercised  in

whole  at any time or in part from time to time  at  such

times  and  in compliance with such requirements  as  the

Administrator shall determine; provided, however, that  a

Corresponding  SAR that is related to an incentive  stock

option  may  be  exercised only to the  extent  that  the

related  Option  is exercisable and only  when  the  Fair

Market  Value  exceeds the option price  of  the  related

Option.   An SAR granted under this Plan may be exercised

with respect to any number of whole shares less than  the

full  number  for  which the SAR could be  exercised.   A

partial exercise of an SAR shall not affect the right  to

exercise  the  SAR from time to time in  accordance  with

this  Plan  and the applicable Agreement with respect  to

the remaining shares subject to the SAR.  The exercise of

a  Corresponding SAR shall result in the  termination  of

the  related Option to the extent of the number of shares

with respect to which the SAR is exercised.

7.06.   Change in Control.  Section 7.05 to the  contrary

notwithstanding,  each outstanding  SAR  shall  be  fully

exercisable (in whole or in part at the discretion of the

holder) on and after a Control Change Date and during the

period  (i)  beginning on the first day after any  tender

offer or exchange offer for shares of Common Stock (other

than  one made by the Company); provided that shares  are

acquired  pursuant to such offer and (ii) ending  on  the

thirtieth day following the expiration of such offer.

7.07.   Employee Status.  If the terms of any SAR provide

that it may be exercised only during employment or within

a   specified   period  of  time  after  termination   of

employment,  the Administrator may decide to what  extent

leaves  of absence for governmental or military  service,

illness, temporary disability or other reasons shall  not

be deemed interruptions of continuous employment.

7.08.   Settlement.   At the Administrator's  discretion,

the  amount payable as a result of the exercise of an SAR

may be settled in cash, Common Stock, or a combination of

cash  and  Common  Stock.  No fractional  share  will  be

deliverable  upon  the exercise of  an  SAR  but  a  cash

payment will be made in lieu thereof.

7.09.   Shareholder Rights.  No Participant shall,  as  a

result  of  receiving  an  SAR,  have  any  rights  as  a

shareholder of the Company until the date that the SAR is

exercised  and then only to the extent that  the  SAR  is

settled by the issuance of Common Stock.

                      ARTICLE VIII

                      STOCK AWARDS


8.01.   Award.   In  accordance with  the  provisions  of

Article   IV,  the  Administrator  will  designate   each

individual to whom a Stock Award is to be made  and  will

specify  the number of shares of Common Stock covered  by

each  such  award; provided, however, that no Participant

may  receive Stock Awards in any calendar year  for  more

than 30,000 shares of Common Stock.

8.02.   Vesting.  The Administrator, on the date  of  the

award,  may  prescribe that a Participant's rights  in  a

Stock  Award shall be forfeitable or otherwise restricted

for a period of time or subject to such conditions as may

be  set  forth  in the Agreement.  8.03.      Performance

Objectives.   In  accordance  with  Section   8.02,   the

Administrator may prescribe that Stock Awards will become

vested or transferable or both based on objectives stated

with  respect to the Company's, a Related Entity's or  an

operating  unit's return on equity, earnings  per  share,

total  earnings, earnings growth, return on assets,  Fair

Market  Value, NIACC, Efficiency Ratio, Total Shareholder

Return  or such other measures as may be selected by  the

Administrator.   If the Administrator,  on  the  date  of

award,   prescribes  that  a  Stock  Award  shall  become

nonforfeitable and transferable only upon the  attainment

of  performance  objectives, the shares subject  to  such

Stock  Award shall become nonforfeitable and transferable

only  to the extent that the Administrator certifies that

such objectives have been achieved.

8.04.   Employee Status.  In the event that the terms  of

any   Stock   Award  provide  that  shares   may   become

transferable  and  nonforfeitable thereunder  only  after

completion  of  a  specified period  of  employment,  the

Administrator  may  decide in each case  to  what  extent

leaves  of absence for governmental or military  service,

illness, temporary disability, or other reasons shall not

be deemed interruptions of continuous employment.

8.05.   Change in Control.  Sections 8.02, 8.03 and  8.04

to  the  contrary notwithstanding, on and after a Control

Change Date or the first day following a tender offer  or

exchange offer for shares of Common Stock (other than one

made  by  the Company), provided that shares are acquired

pursuant  to  such  offer, each outstanding  Stock  Award

shall  be  transferable  and  nonforfeitable  as  of  the

Control  Change  Date  or the first  day  following  such

offer.

8.06.  Shareholder Rights.  Prior to their forfeiture (in

accordance  with the applicable Agreement and  while  the

shares  of  Common Stock granted pursuant  to  the  Stock

Award  may  be  forfeited  or  are  nontransferable),   a

Participant  will  have all rights of a shareholder  with

respect  to a Stock Award, including the right to receive

dividends  and  vote the shares; provided, however,  that

during  such  period  (i)  a Participant  may  not  sell,

transfer,  pledge,  exchange, hypothecate,  or  otherwise

dispose of shares of Common Stock granted pursuant  to  a

Stock Award, (ii) the Company shall retain custody of the

certificates  evidencing shares of Common  Stock  granted

pursuant to a Stock Award, and (iii) the Participant will

deliver to the Company a stock power, endorsed in  blank,

with  respect  to each Stock Award.  The limitations  set

forth in the preceding sentence shall not apply after the

shares of Common Stock granted under the Stock Award  are

transferable and are no longer forfeitable.

                       ARTICLE IX

                PERFORMANCE SHARE AWARDS


9.01.   Award.   In  accordance with  the  provisions  of

Article   IV,  the  Administrator  will  designate   each

individual to whom an award of Performance Shares  is  to

be  made and will specify the number of shares of  Common

Stock covered by each such award; provided, however, that

the maximum number of shares of Common Stock that may  be

earned  by  a  Participant under  all  Performance  Share

awards  (whether  settled  in Common  Stock,  cash  or  a

combination  of  Common  Stock and  cash)  granted  in  a

calendar  year shall be the product of (i) 35,000  shares

and  (ii) the number of years (twelve consecutive months)

during   which  one  or  more  performance  criteria   is

measured.

9.02.  Earning the Award.  The Administrator, on the date

of  the  grant  of  an  award, shall prescribe  that  the

Performance Shares, or portion thereof, will  be  earned,

and  the  Participant will be entitled to receive payment

pursuant  to the award of Performance Shares,  only  upon

the satisfaction of performance objectives and such other

criteria as may be prescribed by the Administrator during

a  performance measurement period of at least  one  year.

The performance objectives may be stated with respect  to

the  Company's, a Related Entity's or an operating unit's

return  on  equity, earnings per share,  total  earnings,

earnings  growth,  return on assets, Fair  Market  Value,

NIACC, Efficiency Ratio, Total Shareholder Return or such

other  measures  as may be selected by the Administrator.

No  payments  will  be made with respect  to  Performance

Shares  unless,  and then only to the  extent  that,  the

Administrator  certifies that such objectives  have  been

achieved.

9.03.   Payment.  In the discretion of the Administrator,

the amount payable when an award of Performance Shares is

earned  may be settled in cash, by the issuance of Common

Stock  or  a  combination of cash and  Common  Stock.   A

fractional share shall not be deliverable when  an  award

of  Performance Shares is earned, but a cash payment will

be made in lieu thereof.

9.04.   Shareholder Rights.  No Participant shall,  as  a

result of receiving an award of Performance Shares,  have

any  rights as a shareholder until and to the extent that

the award of Performance Shares is earned and settled  by

the  issuance  of  Common  Stock.   After  an  award   of

Performance  Shares is earned, if settled  completely  or

partially  in Common Stock, a Participant will  have  all

the  rights of a shareholder with respect to such  Common

Stock.

9.05.    Nontransferability.   Except  as   provided   in

Section 9.06, Performance Shares granted under this  Plan

shall be nontransferable except by will or by the laws of

descent  and  distribution.  No right or  interest  of  a

Participant  in  any Performance Shares shall  be  liable

for, or subject to, any lien, obligation, or liability of

such Participant.

9.06.  Transferable Performance Shares.  Section 9.05  to

the  contrary notwithstanding, if the Agreement provides,

an  award of Performance Shares may be transferred  by  a

Participant to the Participant's children, grandchildren,

spouse, one or more trusts for the benefit of such family

members or a partnership in which such family members are

the only partners, on such terms and conditions as may be

permitted under Securities Exchange Commission Rule 16b-3

as   in  effect  from  time  to  time.   The  holder   of

Performance  Shares transferred pursuant to this  section

shall  be  bound  by the same terms and  conditions  that

governed  the Performance Shares during the  period  that

they were held by the Participant; provided, however that

such  transferee  may  not  transfer  Performance  Shares

except by will or the laws of descent and distribution.

9.07.   Employee Status.  In the event that the terms  of

any  Performance Share award provide that no payment will

be  made unless the Participant completes a stated period

of  employment,  the  Administrator may  decide  to  what

extent  leaves  of  absence for  government  or  military

service, illness, temporary disability, or other  reasons

shall   not   be   deemed  interruptions  of   continuous

employment.

9.08.   Change In Control.  Section 9.02 to the  contrary

notwithstanding,  a pro rata amount of  each  outstanding

Performance  Share award shall be earned and  settled  in

whole shares of Common Stock as of a Control Change  Date

that occurs at least three months after the first day  of

the measurement period or on the first day after a tender

offer or exchange offer for shares of Common Stock (other

than one made by the Company), provided that such day  is

at  least  three  months  after  the  first  day  of  the

measurement period and provided further that  shares  are

acquired pursuant to such offer.  Such Common Stock shall

be nonforfeitable and transferable.  The number of shares

of Common Stock issuable under this Section 9.02 shall be

determined by multiplying the target amount of shares (as

prescribed  by the applicable Agreement), by a  fraction.

The  numerator shall be the number of days in the  period

beginning on the date of the first day of the measurement

period and ending on the Control Change Date or the first

day  after the tender or exchange offer described in this

Section  9.03.  The denominator is the number of days  in

the  period, or the longest of such periods, during which

performance  is  measured  under  the  Performance  Share

award.

                       ARTICLE X

                    INCENTIVE AWARDS

10.01.   Award.    The  Administrator   shall   designate

Participants  to  whom Incentive Awards  are  made.   All

Incentive  Awards shall be finally determined exclusively

by  the Administrator under the procedures established by

the Administrator; provided, however, that no Participant

may  receive  an Incentive Award payment in any  calendar

year  that exceeds the lesser of (i) $1,000,000 and  (ii)

150%  of  the Participant's annual base salary (prior  to

any  salary reduction or deferral elections)  as  of  the

date of grant of the Incentive Award.

10.02.  Terms and Conditions.  The Administrator, at  the

time  an Incentive Award is made, shall specify the terms

and  conditions which govern the award.  Such  terms  and

conditions shall prescribe that the Incentive Award shall

be  earned only upon, and to the extent that, performance

objectives are satisfied.  The performance objectives may

be  stated  with  respect  to the  Company's,  a  Related

Entity's  or  an  operating  unit's  return  on   equity,

earnings  per  share,  total earnings,  earnings  growth,

return  on  assets, Fair Market Value, NIACC,  Efficiency

Ratio, Total Shareholder Return or such other measures as

may  be  selected by the Administrator.  Such  terms  and

conditions  also  may include other  limitations  on  the

payment  of Incentive Awards including, by way of example

and  not of limitation, requirements that the Participant

complete  a  specified  period  of  employment  with  the

Company or a Related Entity.  The Administrator,  at  the

time  an Incentive Award is made, shall also specify when

amounts  shall be payable under the Incentive  Award  and

whether  amounts  shall be payable in the  event  of  the

Participant's  death,  Disability,  or  Retirement.    No

payments will be made with respect to an Incentive  Award

unless,   and   then  only  to  the  extent   that,   the

Administrator  certifies that the performance  objectives

have been achieved.

10.03.   Nontransferability.   Incentive  Awards  granted

under  this Plan shall be nontransferable except by  will

or  by the laws of descent and distribution and then only

to  the  extent that the Administrator specified, at  the

time  the Incentive Award was made, that amounts  may  be

payable  in  the  event of the Participant's  death.   No

right  or interest of a Participant in an Incentive Award

shall be liable for, or subject to, any lien, obligation,

or liability of such Participant.

10.04.  Employee  Status.  If the terms of  an  Incentive

Award provide that a payment will be made thereunder only

if   the   Participant  completes  a  stated  period   of

employment,  the Administrator may decide to what  extent

leaves  of absence for governmental or military  service,

illness, temporary disability or other reasons shall  not

be deemed interruptions of continuous employment.

10.05.  Change in Control.  Section 10.02 to the contrary

notwithstanding,  a  pro rata amount  of  each  Incentive

Award  shall be earned as of a Control Change  Date  that

occurs  at least three months after the first day of  the

measurement  period or on the first day  after  a  tender

offer or exchange offer for shares of Common Stock (other

than one made by the Company), provided that such day  is

at  least  three  months  after  the  first  day  of  the

measurement period and provided further that  shares  are

acquired  pursuant  to such offer.   The  amount  payable

under   this   Section  10.05  shall  be  determined   by

multiplying  the  target amount  (as  prescribed  by  the

applicable  Agreement),  by a  fraction.   The  numerator

shall  be  the number of days in the period beginning  on

the first day of the measurement period and ending on the

Control Change Date or the first day after the tender  or

exchange  offer  described in this Section  10.05.    The

denominator shall be the number of days in the period, or

the longest of such periods, during which performance  is

measured under the Incentive Award.

10.06.  Shareholder Rights.  No Participant shall,  as  a

result  of receiving an Incentive Award, have any  rights

as  a  shareholder  of the Company or  any  Affiliate  on

account of such award.


                       ARTICLE XI

         ADJUSTMENT UPON CHANGE IN COMMON STOCK


        The maximum number of shares as to which Options,

SARs,  Performance Shares and Stock Awards may be granted

under  this Plan, the terms of outstanding Stock  Awards,

Options, Performance Shares, Incentive Awards, and  SARs,

and  the  per  individual limitations on  the  number  of

shares  for which Options, SARs, Performance Shares,  and

Stock  Awards  may be granted shall be  adjusted  as  the

Committee shall determine to be equitably required in the

event  that (a) the Company (i) effects one or more stock

dividends,     stock    split-ups,    subdivisions     or

consolidations of shares or (ii) engages in a transaction

to  which  Section 424 of the Code applies or  (b)  there

occurs  any  other event which, in the  judgment  of  the

Committee  necessitates such action.   Any  determination

made  under  this  Article XI by the Committee  shall  be

final and conclusive.

        The issuance by the Company of shares of stock of

any class, or securities convertible into shares of stock

of  any  class,  for cash or property, or  for  labor  or

services, either upon direct sale or upon the exercise of

rights  or  warrants  to  subscribe  therefor,  or   upon

conversion  of  shares  or  obligations  of  the  Company

convertible  into such shares or other securities,  shall

not affect, and no adjustment by reason thereof shall  be

made with respect to, the maximum number of shares as  to

which  Options, SARs, Performance Shares and Stock Awards

may  be  granted, the per individual limitations  on  the

number  of  shares  for which Options, SARs,  Performance

Shares  and Stock Awards may be granted or the  terms  of

outstanding  Stock  Awards, Options, Performance  Shares,

Incentive Awards or SARs.

        The Committee may make Stock Awards and may grant

Options,  SARs, Performance Shares, and Incentive  Awards

in  substitution for performance shares, phantom  shares,

stock  awards, stock options, stock appreciation  rights,

or  similar  awards held by an individual who becomes  an

employee of the Company or a Related Entity in connection

with  a  transaction described in the first paragraph  of

this  Article XI.  Notwithstanding any provision  of  the

Plan  (other  than the limitation of Section  5.02),  the

terms  of  such substituted Stock Awards or Option,  SAR,

Performance Shares or Incentive Award grants shall be  as

the   Committee,   in  its  discretion,   determines   is

appropriate.


                      ARTICLE XII

                COMPLIANCE WITH LAW AND
             APPROVAL OF REGULATORY BODIES


        No  Option or SAR shall be exercisable, no Common

Stock  shall  be issued, no certificates  for  shares  of

Common Stock shall be delivered, and no payment shall  be

made  under  this  Plan  except in  compliance  with  all

applicable   federal  and  state  laws  and   regulations

(including,    without   limitation,   withholding    tax

requirements), any listing agreement to which the Company

is a party, and the rules of all domestic stock exchanges

on which the Company's shares may be listed.  The Company

shall have the right to rely on an opinion of its counsel

as  to such compliance.  Any share certificate issued  to

evidence  Common Stock when a Stock Award is  granted,  a

Performance  Share is settled or for which an  Option  or

SAR is exercised may bear such legends and statements  as

the Administrator may deem advisable to assure compliance

with  federal and state laws and regulations.  No  Option

or   SAR   shall  be  exercisable,  no  Stock  Award   or

Performance Share shall be granted, no Common Stock shall

be  issued, no certificate for shares shall be delivered,

and  no  payment shall be made under this Plan until  the

Company  has  obtained such consent or  approval  as  the

Administrator  may deem advisable from regulatory  bodies

having jurisdiction over such matters.


                      ARTICLE XIII

                   GENERAL PROVISIONS


13.01.  Effect  on Employment and Service.   Neither  the

adoption  of this Plan, its operation, nor any  documents

describing  or  referring  to  this  Plan  (or  any  part

thereof), shall confer upon any individual any  right  to

continue  in  the employ or service of the Company  or  a

Related  Entity or in any way affect any right and  power

of  the  Company  or a Related Entity  to  terminate  the

employment or service of any individual at any time  with

or without assigning a reason therefor.

13.02.  Unfunded Plan.  The Plan, insofar as it  provides

for  grants, shall be unfunded, and the Company shall not

be  required to segregate any assets that may at any time

be  represented by grants under this Plan.  Any liability

of  the  Company to any person with respect to any  grant

under   this  Plan  shall  be  based  solely   upon   any

contractual  obligations that may be created pursuant  to

this  Plan.  No such obligation of the Company  shall  be

deemed  to  be  secured  by  any  pledge  of,  or   other

encumbrance on, any property of the Company.

13.03. Rules of Construction.  Headings are given to  the

articles   and  sections  of  this  Plan  solely   as   a

convenience  to facilitate reference.  The  reference  to

any  statute, regulation, or other provision of law shall

be construed to refer to any amendment to or successor of

such provision of law.

13.04.  Tax  Withholding.   Each  Participant  shall   be

responsible for satisfying any income and employment  tax

withholding  obligation attributable to participation  in

this Plan.  In accordance with procedures established  by

the Administrator, a Participant may surrender shares  of

Common  Stock,  or receive fewer shares of  Common  Stock

than otherwise would be issuable, in satisfaction of  all

or part of that obligation.

13.05. Limitation on Benefits.

        (a)  Despite any other provision of this Plan, if

KPMG Peat Marwick (the "Accounting Firm") determines that

receipt  of  benefits or payments under this  Plan  would

subject a Participant to tax under Code section 4999,  it

must  determine  whether some amount of the  benefits  or

payments would meet the definition of a "Reduced Amount."

If the Accounting Firm determines that there is a Reduced

Amount,  the total benefits and payments must be  reduced

to such Reduced Amount, but not below zero.

        (b)   If the Accounting Firm determines that  the

benefits  and payments should be reduced to  the  Reduced

Amount,  the Company must promptly notify the Participant

of  that  determination, including a copy of the detailed

calculations  by the Accounting Firm.  All determinations

made  by  the  Accounting  Firm under  this  section  are

binding upon the Company and the Participant.

        (c)   It is the intention of the Company and  the

Participant  to  reduce the benefits and  payments  under

this Plan only if the aggregate Net After Tax Receipts to

the  Participant would thereby be increased.  As a result

of  the  uncertainty in the application of  Code  section

4999  at  the  time of the initial determination  by  the

Accounting  Firm  under  this  section,  however,  it  is

possible  that amounts will have been paid or distributed

under  the  Plan to or for the benefit of  a  Participant

which  should  not  have  been  so  paid  or  distributed

("Overpayment") or that additional amounts which will not

have  been paid or distributed under the Plan to  or  for

the  benefit of a Participant could have been so paid  or

distributed  ("Underpayment") - in each case,  consistent

with  the  calculation  of the Reduced  Amount.   If  the

Accounting  Firm, based either upon the  assertion  of  a

deficiency  by the Internal Revenue Service  against  the

Company  or  the  Participant which the  Accounting  Firm

believes has a high probability of success or controlling

precedent or other substantial authority, determines that

an  Overpayment has been made, any such Overpayment  must

be  treated for all purposes as a loan ab initio to which

Participant  must  repay  to the  Company  together  with

interest  at  the  applicable  federal  rate  under  Code

section 7872(f)(2); provided, however, that no such  loan

may  be  deemed to have been made and no amount shall  be

payable  by  Participant to the Company  if  and  to  the

extent  such  deemed loan and payment  would  not  either

reduce the amount on which Participant is subject to  tax

under Code section 1 or 4999 or generate a refund of such

taxes.   If  the Accounting Firm, based upon  controlling

precedent or other substantial authority, determines that

an  Underpayment has occurred, the Accounting  Firm  must

promptly  notify the Administrator of the amount  of  the

Underpayment.

        (d)  For purposes of this section, (i) "Net After

Tax  Receipt"  means the Present Value of  a  payment  or

benefit  under  this  Plan net of all  taxes  imposed  on

Participant  with respect thereto under Code  sections  1

and  4999,  determined by applying the  highest  marginal

rate   under  Code  section  1  which  applied   to   the

Participant's   taxable  income   for   the   immediately

preceding  taxable year; (ii) "Present Value"  means  the

value   determined  in  accordance  with   Code   section

280G(d)(4); and (iii) "Reduced Amount" means the smallest

aggregate  amount of all payments or benefit  under  this

Plan  which  (a) is less than the sum of all payments  or

benefit under this Plan and (b) results in aggregate  Net

After Tax Receipts which are equal to or greater than the

Net   After  Tax  Receipts  which  would  result  if  the

aggregate  payments or benefit under this Plan  were  any

other amount less than the sum of all payments or benefit

under this Plan.


                      ARTICLE XIV

                       AMENDMENT


        The  Board may amend or terminate this Plan  from

time  to  time; provided, however, that no amendment  may

become  effective until shareholder approval is  obtained

if  (i)  the amendment increases the aggregate number  of

shares of Common Stock that may be issued under the  Plan

(other than an adjustment pursuant to Article XI) or (ii)

the  amendment changes the class of individuals  eligible

to  become  Participants.  No amendment shall, without  a

Participant's  consent, adversely affect  any  rights  of

such Participant under any Stock Award, Performance Share

award, Option, SAR or Incentive Award outstanding at  the

time such amendment is made.



                       ARTICLE XV

                    DURATION OF PLAN


        No  Stock Award, Performance Share award, Option,

SAR  or  Incentive Award may be granted under  this  Plan

after February 27, 2007.  Stock Awards, Performance Share

awards, Options, SARs and Incentive Awards granted before

that  date  shall remain valid in accordance  with  their

terms.


                      ARTICLE XVII

                 EFFECTIVE DATE OF PLAN


        Options,  SARs, Performance Shares and  Incentive

Awards  may be granted under this Plan upon its  adoption

by  the  Board, provided that no Option, SAR, Performance

Shares  or  Incentive Award granted on or after  February

28,  1997, shall be effective or exercisable unless  this

amended  and  restated Plan is approved by a majority  of

the  votes  cast  by  the Company's shareholders,  voting

either   in   person  or  by  proxy,  at  a   duly   held

shareholders'  meeting  at which  a  quorum  is  present.

Stock  Awards  may  be  granted under  this  amended  and

restated  Plan  on or after February 28, 1997,  upon  the

later  of  its adoption by the Board or its  approval  by

shareholders in accordance with the preceding sentence